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                                                                    EXHIBIT 23.5


                                    CONSENT


     Pursuant to Rule 438 promulgated by the Securities and Exchange Commission, the undersigned hereby consents to being named as a person about to become a director of NBH, Inc. or Berkshire Hathaway Inc. in their Registration Statement on Form S-4 and related Joint Proxy Statement/Prospectus relating to the proposed business combination with General Re Corporation.


Dated:  August 7, 1998


                                         /s/ Ronald E. Ferguson
                                         ------------------------------
                                         Ronald E. Ferguson